                                                                       EXHIBIT j


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 2, 2002, relating to the financial statements and financial highlights which appears in the October 31, 2002 Annual Report to Shareholders of INVESCO Global & International Funds, Inc. (now known as INVESCO International Funds, Inc.) which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP

Denver, Colorado
August 28, 2003

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our five reports each dated December 12, 2002, relating to the financial statements and financial highlights of AIM Asia Pacific Growth Fund, AIM European Growth Fund, AIM Global Aggressive Growth Fund, AIM Global Growth Fund, and AIM International Growth Fund (five of the funds constituting AIM International Funds, Inc.), which appear in such Registration Statement. We also consent to the reference to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.



PricewaterhouseCoopers LLP
Houston, Texas
August 29, 2003